Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2006 Incentive Award Plan (Amended and Restated effective June 2, 2010) of Transcept Pharmaceuticals, Inc. of our report dated March 30, 2010, with respect to the consolidated financial statements of Transcept Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2009, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Palo Alto, California

January 31, 2011